Press Release

Today's date: October 19, 1999                  Contact: Bill W. Taylor
Release date: Immediately                       E.V.P., C.F.O.
                                                (903) 586-9861



           JACKSONVILLE BANCORP, INC. ANNOUNCES BRANCH OPENING


     Jacksonville, Texas, October 19, 1999 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas, announced today that Jacksonville Savings Bank had opened its second full service branch office in Tyler, Texas located at 2507 University Boulevard.

     Jerry Chancellor, President and C.E.O. said, "We are excited about the opportunity to provide the people of Smith County another convenient location to meet their banking needs. Management is committed to offering customers of this new branch the same friendly personalized service that has been found at our other locations throughout East Texas."

     Jacksonville Savings Bank now has eight locations in East Texas including the home office at Jacksonville, Texas.







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